Exhibit (l)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 033-39702 on Form N-4 of our report dated April 11, 2023 relating to the financial statements comprising each of the subaccounts of Separate Account VA-K of Commonwealth Annuity and Life Insurance Company appearing in Form N-VPFS of Separate Account VA-K of Commonwealth Annuity and Life Insurance Company for the year ended December 31, 2022. We also consent to the reference to us under the heading “Service Providers” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2023

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement No. 033-39702 on Form N-4 of our report dated April 3, 2023 relating to the statutory-basis financial statements and supplemental schedules of Commonwealth Annuity and Life Insurance Company appearing in Form N-VPFS of Separate Account VA-K of Commonwealth Annuity and Life Insurance Company for the year ended December 31, 2022. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 14, 2023